                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registrations statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of LDDS Communications, Inc. of our reports dated July 29, 1994 and February 2, 1995, with respect to the combined financial statements of WilTel Network Services included in the Current Report on Form 8-K dated August 22, 1994 and Current Report on Form 8-K/A dated August 22, 1994 of LDDS Communications, Inc.


                 Form S-3:                 Registration No. 33-63810; Registration No. 33-67340;
                                           Registration No. 33-71510; Registration No. 33-87514;
                                           Registration No. 33-77964; Registration No. 33-69122;
                                           Registration No. 33-71516; Registration No. 33-87516

                 Form S-8:                 Registration No. 33-52168; Registration No. 33-69322;
                                           Registration No. 33-71450; Registration No. 33-89072



                               ERNST & YOUNG LLP

Tulsa, Oklahoma
April 19, 1995